UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

F & M Bank Corp. (the “Company”) held its Annual Meeting of Shareholders on May 12, 2018 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected four directors to serve three-year terms, approved the ratification of the appointment of Yount, Hyde & Barbour P.C. as the Company’s independent auditors for the year ending December 31, 2018 and approved the non-binding resolution to endorse the Company’s executive compensation program. The voting results for each proposal are as follows:

1.
Election of four directors to each serve a three-year term expiring at the 2021 Annual Meeting:

	For	Withhold	Broker Non-Vote
Ellen R. Fitzwater	1,740,053	19,898	680,179
Richard S. Myers	1,698,159	61,792	680,179
Ronald E. Wampler	1,738,593	21,358	680,179
Peter H. Wray	1,737,034	22,917	680,179

2.
Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent public accountants for the year ending December 31, 2018:

For	Against	Abstain
2,416,700	14,303	9,127

3.
Approval, in an advisory (non-binding) vote, of the named executive officers’ executive compensation disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Vote
1,628,782	49,945	81,224	680,179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 15, 2018	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Operating Officer

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